UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2023 (April 27, 2023)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta,	Ohio	45750-0738
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(740)	373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PEBO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Approval of the Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan
General
At the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) of Peoples Bancorp Inc. (“Peoples”) held on April 27, 2023, the shareholders of Peoples approved the Peoples Bancorp Inc. Fourth Amended and Restated 2006 Equity Plan (the “Fourth A&R 2006 Plan”). The Fourth A&R 2006 Plan amends and restates the Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan (as previously amended, the “Third A&R 2006 Plan”) and became effective upon the approval of the Fourth A&R 2006 Plan by Peoples’ shareholders at the 2023 Annual Meeting (the “Fourth Restatement Effective Date”).
The Fourth A&R 2006 Plan makes the following changes to the material terms of the Third A&R 2006 Plan:
a.Provides that, subject to adjustment under the terms of the Fourth A&R 2006 Plan, the number of common shares that may be issued under the Fourth A&R 2006 Plan after the Fourth Restatement Effective Date (the “Common Share Authorization”) will be 750,000 common shares plus (i) the number of common shares attributable to Awards that were outstanding under the Third A&R 2006 Plan immediately prior to the approval of the Fourth A&R 2006 Plan by Peoples’ shareholders and (ii) the number of common shares that were authorized to be issued under the Third A&R 2006 Plan immediately prior to the approval of the Fourth A&R 2006 Plan by Peoples’ shareholders but that were not subject to an outstanding Award immediately prior to such approval. Based on the number of common shares subject to outstanding Awards, and the number of common shares available for future grants of Awards, in each case under the Third A&R 2006 Plan as of April 27, 2023, the aggregate number of common shares available under the Fourth A&R 2006 Plan (including common shares subject to outstanding Awards 540,988 common shares) and common shares that were authorized to be issued but that were not subject to outstanding Awards (202,309 common shares) is 1,493,297 common shares;
b.Provides that the Common Share Authorization does not have counted against it common shares withheld from an Award that is not an Option or an SAR or tendered by a participant in the Fourth A&R 2006 Plan to Peoples, in either case to satisfy the participant’s minimum required tax withholding obligations in connection with that Award rather than to satisfy the participant’s tax withholding obligations (whether or not in excess of the minimum required tax withholding obligations) in connection with that Award as currently provided in the Third A&R 2006 Plan;
c.Adds to the common shares that count against the Common Share Authorization, to the extent that a participant has elected to withhold common shares from an Award that is not an Option or an SAR in excess of the minimum required tax withholding, the common shares withheld for the excess withholding;
d.Provides that, subject to approval of the Compensation Committee, a participant may authorize Peoples to deduct or withhold a level of tax withholding higher than the minimum statutory total tax provided that such higher withholding level would not have a negative accounting impact for Peoples;
e.Removes references to Section 162(m) of the Internal Revenue Code and the requirements associated therewith;
f.Extends the termination date for the Fourth A&R 2006 Plan to the tenth anniversary of the Fourth Restatement Effective Date; provided that no Incentive Stock Options may be granted after the tenth anniversary of February 23, 2023;
g.Provides that a participant may transfer any Award in connection with a divorce or a legal separation; and
h.Clarifies that the limitation upon the transferability of Awards does not restrict transfers of unrestricted common shares that have been issued in connection with a vested Award.

The Fourth A&R 2006 Plan continues to make the following equity-based awards available for grant to eligible participants in the Fourth A&R 2006 Plan:
a.Incentive Stock Options;
b.Nonqualified Stock Options (and together with Incentive Stock Options, “Options”);
c.SARs;
d.Restricted Stock;
e.Restricted Performance Stock (and together with Restricted Stock, where appropriate, “Restricted Stock”);
f.unrestricted common shares; and
g.performance units.

A description of the material terms of the Fourth A&R 2006 Plan was included in Peoples’ Proxy Statement for the 2023 Annual Meeting under the caption “PROPOSAL NUMBER 3: APPROVAL OF THE PEOPLES BANCORP INC. FOURTH AMENDED AND RESTATED 2006 EQUITY PLAN”; which description is incorporated herein by reference. The following description of the Fourth A&R 2006 Plan is qualified in its entity by reference to the actual provisions of the Fourth A&R 2006 Plan, the full text of which is included as Exhibit 10.1 to this Current Report on Form 8-L. All capitalized terms which are not defined in this summary are defined in the Fourth A&R 2006 Plan.
Effective Date and Expiration of the Fourth A&R 2006 Plan
The Fourth A&R 2006 Plan became effective on April 27, 2023, which is also referred to as the Fourth A&R Restatement Effective Date. Unless earlier terminated by the Peoples Board, the Fourth A&R 2006 Plan will terminate on the tenth anniversary of the Fourth Restatement Effective Date (i.e., on April 27, 2033). No Award may be made pursuant to the Fourth A&R 2006 Plan after its termination date, but Awards made prior to the termination date will remain in effect in accordance with their respective terms. In any event, no Incentive Stock Options may be granted after February 23, 2033.
Administration of the Fourth A&R 2006 Plan
The Fourth A&R 2006 Plan will continue to be administered by the Compensation Committee, which has the authority to grant Awards to Employees, Advisors and non-employee directors who are members of the board of directors of a subsidiary of Peoples but are not also members of the Peoples Board (“Subsidiary Directors”). The Peoples Board has the authority to grant Awards to non-employee directors who are members of the Peoples Board (“Company Directors” and together with the Subsidiary Directors, “Non-Employee Directors”). The Compensation Committee or the Peoples Board, as the case may be, has the full power and authority to interpret and administer the Fourth A&R 2006 Plan and to establish and amend rules and regulations for the administration of the Fourth A&R 2006 Plan. Any action or decision by the Compensation Committee or the Peoples Board, as applicable, will be final, binding and conclusive with respect to the interpretation of the Fourth A&R 2006 Plan and any Award made under it.
Eligibility and Participation
All Employees, Advisors and Non-Employee Directors are eligible to participate in the Fourth A&R 2006 Plan. For purposes of the Fourth A&R 2006 Plan, an “Employee” means an individual who, on any applicable date, is a common law employee of Peoples or any of Peoples’ subsidiaries and an “Advisor” is an advisor who renders bona fide services to Peoples and/or one or more of Peoples’ subsidiaries as an advisory or marketing board member and who is neither an Employee nor a Non-Employee Director; provided that the services rendered are not provided in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the common shares of Peoples.

Employees may be granted Incentive Stock Options. Employees, Advisors and Non-Employee Directors may be granted Nonqualified Stock Options, SARs, Restricted Stock, Restricted Performance Stock, unrestricted common shares and Performance Unit Awards.
Common Shares Available Under the Fourth A&R 2006 Plan
Subject to certain adjustments as described below under “Adjustments,” the maximum number of common shares that may be issued under the Fourth A&R 2006 Plan (the “Common Share Authorization”) will be 750,000 common shares plus (i) the number of common shares attributable to Awards that were outstanding under the Third A&R 2006 Plan immediately prior to the approval of the Fourth A&R 2006 Plan by Peoples’ shareholders and (ii) the number of common shares that were authorized to be issued under the Third A&R 2006 Plan immediately prior to the approval of the Fourth A&R 2006 Plan by Peoples’ shareholders but that were not subject to an outstanding Award immediately prior to such approval. Based on the number of common shares subject to outstanding Awards, and the number of common shares available for future grants of Awards under the Third A&R 2006 Plan, in each case as of April 27, 2023, the aggregate number of common shares available under the Fourth A&R 2006 Plan (including common shares subject to outstanding Awards (540,988 common shares) and common shares that were authorized to be issued but that were not subject to outstanding Awards (202,309 common shares) would be 1,493,297 common shares. The maximum number of common shares that may be issued subject to Incentive Stock Options under the Fourth A&R 2006 Plan is 750,000 common shares. The authorized common shares may consist of (i) common shares previously issued and outstanding and reacquired by Peoples or (ii) authorized but unissued common shares not reserved for any other purpose.
The following common shares will not be counted against the Common Share Authorization:
a.the common shares subject to an Award granted under the Fourth A&R 2006 Plan which Award for any reason on or after the Fourth Restatement Effective Date terminates by expiration, forfeiture, cancellation or otherwise without having been exercised or paid; and
b.the common shares withheld from any Award that is not an Option or an SAR or tendered by a participant to Peoples, in any such case to satisfy a participant’s minimum required tax withholding obligations in connection with that Award.
The Common Share Authorization will have counted against it:
a.the number of common shares tendered by a participant to Peoples to satisfy the participant’s tax withholding obligations or to pay the option price of an Option or the exercise price of an SAR, as applicable;
b.the number of common shares withheld from any Option or any SAR to satisfy a participant’s tax withholding obligations or to pay the option price of such Option or satisfy the exercise price of such SAR;
c.if an SAR is settled in whole or in part by the issuance of common shares, the number of common shares which represents the difference between (i) the number of common shares which remain subject to such SAR on the date of such settlement and (ii) the number of common shares actually issued upon settlement of such SAR;
d.the number of common shares subject to an Option which is equal to the number of common shares acquired by Peoples on the open market using the cash proceeds received by Peoples from the exercise of such Option; provided, however, that such number of common shares will in no event be greater than the number which is determined by dividing (i) the amount of cash proceeds received by Peoples from the participant upon the exercise of such Option by (ii) the fair market value of a common share on the date of exercise of such Option; and
e.to the extent that a participant has elected to withhold common shares from an Award that is not an Option or an SAR in excess of the minimum required tax withholding, the common shares withheld for the excess withholding.

Limitation on Awards
In addition to the overall Common Share Authorization under the Fourth A&R 2006 Plan, the maximum number of common shares subject to Options or SARs that may be granted to any one participant in any one fiscal year of Peoples is 125,000, subject to adjustment under the terms of the Fourth A&R 2006 Plan as described below under “Adjustments.” The maximum number of common shares subject to Restricted Stock and Performance Units that may be granted to any one Employee or Advisor with respect to a performance period or a restriction period may not exceed 125,000 common shares (subject to adjustment under the terms of the Fourth A&R 2006 Plan as described below under “Adjustments”) for each fiscal year of Peoples included in such performance period or restriction period.
Options
Nonqualified Stock Options may be granted to any participant under the Fourth A&R 2006 Plan. Incentive Stock Options, however, may be granted only to Employees of Peoples or of any of Peoples’ subsidiaries as permitted under the applicable provisions of the Internal Revenue Code. Additionally, grants of Incentive Stock Options will be subject to the restrictions and conditions set forth in the relevant sections of the Internal Revenue Code.
Options may be granted for terms of up to, but not exceeding, ten years from the date of grant. Each Option grant is to be evidenced by an award agreement that specifies whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, the exercise price of the Option, the duration of the Option, the number of common shares to which the Option pertains, the conditions upon which the Option will vest and become exercisable, and such other provisions as the Compensation Committee or the Peoples Board, as applicable, determines.
The Compensation Committee or the Peoples Board, as applicable, will determine the exercise price of each Option (the “option price”); however, the option price must be at least equal to 100% of the fair market value of the underlying common shares on the grant date. Neither the Compensation Committee nor the Peoples Board may, without shareholder approval, reduce the option price; cancel an outstanding Option in exchange for an Option with an option price that is less than the option price of the original Option; or cancel an outstanding Option with an option price which is above the current fair market value of a common share in exchange for cash or other securities.
SARs
The Compensation Committee may award SARs to any participant under the Fourth A&R 2006 Plan other than Company Directors. The Peoples Board has the authority to grant SARs to Company Directors. Each SAR represents the right to receive payment of an amount equal to (i) the amount by which the fair market value of one common share on the date of exercise of the SAR exceeds the exercise price of the SAR (the “exercise price”), multiplied by (ii) the number of common shares covered by the SAR.
Each SAR granted under the Fourth A&R 2006 Plan will be subject to the terms and conditions prescribed by the Compensation Committee or the Peoples Board, as applicable, in an award agreement, which will specify the exercise price, the term of the SAR and such other provisions as the Compensation Committee or the Peoples Board determines. The exercise price for each SAR will be determined by the Compensation Committee or the Peoples Board, as applicable, but must be at least equal to 100% of the fair market value of a common share on the date of grant. The Compensation Committee or the Peoples Board, as applicable, may prescribe conditions and limitations on the exercise of any SAR. At the discretion of the Compensation Committee or the Peoples Board, as applicable, the payment upon the exercise of an SAR may be made in cash, common shares or a combination of the two, or in any other manner set forth in the award agreement.
Each SAR will expire on the date set by the Compensation Committee or the Peoples Board, as applicable, at the time of the grant, provided that the term of each SAR may not be more than ten years. To the extent not previously exercised, all SARs will automatically be exercised on the last trading day prior to their expiration, so long as the fair market value of a common share on that date exceeds the exercise price, unless prior to that date, the participant gives proper and timely notice to the contrary to Peoples. Neither the Compensation Committee nor the Peoples Board may, without shareholder approval, reduce the exercise price; cancel an outstanding SAR in exchange for an SAR with an exercise price that is less than the exercise price of the original SAR; or cancel an outstanding SAR with an exercise price which is above the current fair market value of a common share in exchange for cash or other securities.
Restricted Stock and Restricted Performance Stock
The Compensation Committee may award Restricted Stock and/or Restricted Performance Stock to any participant under the Fourth A&R 2006 Plan other than Company Directors. The Peoples Board has the authority to grant Restricted Stock and/or Restricted Performance Stock to Company Directors.
An award of Restricted Stock granted under the Fourth A&R 2006 Plan will be subject to the terms and conditions prescribed by the Compensation Committee or the Peoples Board, as applicable, in an award agreement. Each award agreement will specify the restriction period(s), the number of common shares covered by the Restricted Stock Award, and such other provisions as the Compensation Committee or the Peoples Board, as applicable, determines. Among other things, the Compensation Committee or the Peoples Board, as applicable, may impose different restriction periods for each Restricted Stock Award or conditions upon the Award including the attainment of performance goals (making the Award a grant of Restricted Performance Stock).
Unless otherwise determined by the Compensation Committee or the Peoples Board, as applicable, and set forth in a participant’s award agreement, the participant will be entitled to receive dividends during the restriction period, will have the right to vote such Restricted Stock and will have all other shareholder rights, except that (i) in the case of Restricted Stock, dividends otherwise payable in connection with common shares underlying any Restricted Stock Award will be accrued and paid to the participant at the same time as the restrictions on the Restricted Stock lapse, if at all; (ii) in the case of Restricted Performance Stock, dividends which would otherwise be received during the restriction period will be accrued and paid to the participant in the same proportion and at the same time as the underlying Restricted Performance Stock vests, if at all; (iii) if any dividends are paid in common shares, those common shares will be subject to the same restrictions as the common shares underlying the Restricted Stock with respect to which they were issued; (iv) the participant will not be entitled to delivery of any stock certificate evidencing the common shares underlying the Restricted Stock during the restriction period; (v) Peoples will retain custody of the Restricted Stock during the restriction period; and (vi) a breach of a restriction or a breach of the terms and conditions established by the Compensation Committee or the Peoples Board, as applicable, pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award.
Unrestricted Common Shares
The Compensation Committee may grant unrestricted common shares to any participant under the Fourth A&R 2006 Plan other than Company Directors on such terms and conditions as the Compensation Committee determines. The Peoples Board has the same authority to grant unrestricted common shares to Company Directors.
Performance Units
The Compensation Committee may grant Performance Units to any participant under the Fourth A&R 2006 Plan other than Company Directors. The Peoples Board has the same authority to grant Performance Units to Company Directors.
Each Performance Unit represents the right of a participant to receive an amount equal to the value of the Performance Unit, established by the Compensation Committee or the Peoples Board, as applicable, at the time the Award is granted. The Compensation Committee or the Peoples Board, as applicable, will determine the maximum dollar value of each Performance Unit and, in the discretion of the Compensation Committee or the Peoples Board, as applicable, the measure of a Performance Unit may be equal to the fair market value of one common share.
In each award agreement, the Compensation Committee or the Peoples Board, as applicable, will establish (i) the performance period during which performance will be measured and (ii) the performance goals for a participant for a particular performance period based upon various performance measures (described below under “General Performance Goals”). Further, the Compensation Committee or the Peoples Board, as applicable, will set performance goals in its discretion which will, depending on the extent to which they are met, determine the value and/or number of Performance Units that will be paid out to the participant.

After the applicable performance period has ended, the holder of Performance Units will be entitled to receive payout on the value and number of Performance Units earned during such performance period to the extent performance goals have been met. Awards may be paid in cash or common shares, or any combination of the two, as determined by the Compensation Committee or the Peoples Board, as applicable. Payment may be made in a lump sum or in installments and will be subject to such other terms and conditions as the Compensation Committee or the Peoples Board, as applicable, determines.
General Performance Goals
The performance goals relating to the payment or vesting of an Award that is intended to be “performance-based” will be comprised of one or more of the following performance criteria:
a.earnings per share (actual or targeted growth);
b.net income after capital costs;
c.net income (before or after taxes);
d.return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, return on average equity, pre-provision net revenue, or return on tangible common equity);
e.efficiency ratio;
f.full-time equivalency control;
g.stock price (including, but not limited to, growth measures, share price appreciation, or total shareholder return);
h.non-interest income compared to net interest income ratio;
i.expense targets (including, but not limited to, reduction in or maintenance of non-interest expense);
j.operating efficiency;
k.economic value added or EVA(R);
l.credit quality measures;
m.customer satisfaction measures;
n.loan growth;
o.deposit growth;
p.net interest margin;
q.fee income;
r.operating expense;
s.balance sheet measures including assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality levels, and investments;
t.balance sheet management;
u.interest income;
v.investment management;
w.maintenance or improvement of net interest income;
x.market capitalization;
y.market share;
z.non-interest income growth;
aa.productivity ratios;

ab.revenues;
ac.risk management measures including interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits, and financial ratings;
ad.tangible common equity; or
ae.other performance criteria as the Compensation Committee or the Peoples Board, as applicable, deems appropriate.
Except as otherwise provided in the Fourth A&R 2006 Plan or an award agreement, as of the end of each performance period, the Compensation Committee or the Peoples Board, as applicable, must certify in writing the extent to which a participant has or has not met the participant’s performance goal(s). Performance goals may be calculated without regard to extraordinary items or adjusted, as the Compensation Committee or the Peoples Board, as applicable, deems equitable, in recognition of unusual or non-recurring events affecting Peoples and/or one of Peoples’ subsidiaries or changes in applicable tax laws or accounting principles.
Additionally, the Compensation Committee or the Peoples Board, as applicable, must make (i) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting the common shares of Peoples, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change and (ii) similar adjustments to any portion of performance criteria that is not based on common shares but which is affected by an event having an effect similar to those just described.
Furthermore, any of the performance measures described above may be used to measure performance with respect to solely Peoples and/or any of Peoples’ subsidiaries, or relatively between Peoples and/or any Peoples’ subsidiary and one or more unrelated entities. In addition, the Compensation Committee or the Peoples Board, as applicable, can apply different performance measures to different participants or groups of participants, and to results achieved by solely Peoples or any of Peoples’ subsidiaries, a combination of the two, or any combination of business units or divisions of Peoples and Peoples’ subsidiaries.
Change in Control
Under the Fourth A&R 2006 Plan, “change in control” means a change in the ownership or effective control of Peoples or in the ownership of a substantial portion of the assets of Peoples (within the meaning of Section 409A of the Internal Revenue Code).
In the event of a change in control where the surviving entity is not Peoples and the surviving entity (the “Acquiror”) does not assume or substitute equivalent Awards for outstanding grants of Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units, all outstanding Options and SARs will become immediately and fully exercisable and, in the case of Restricted Stock (other than Restricted Performance Stock), all outstanding Awards will become immediately and fully vested. In the case of Restricted Performance Stock and Performance Units, all outstanding Awards will be deemed to have been fully earned based on the target level of performance being attained as of the effective date of the change in control. Additionally, the Peoples Board or its designee may, in its sole discretion, provide for a cash payment to be made to each participant for the outstanding Restricted Stock, Restricted Performance Stock or Performance Units upon the consummation of the change in control, determined on the basis of the fair market value that would be received in such change in control by the holders of Peoples’ securities relating to such Awards. Notwithstanding the foregoing, any Option intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code will be adjusted in a manner to preserve such status.
In the event of a change in control where Peoples is the surviving entity, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates, then all outstanding Awards or substitutes will remain outstanding and be governed by their respective terms and the provisions of the Fourth A&R 2006 Plan. In such a change in control scenario:
a.if a participant is terminated without cause or the participant terminates for good reason within 24 months following the change in control, and Peoples is the surviving corporation or the Acquiror has assumed the outstanding Awards, then all of the participant’s outstanding Options and SARs or substituted equivalent equity awards will become immediately and fully exercisable and, in the case of Restricted Stock Awards (other than Restricted Performance Stock Awards), all outstanding Awards will become immediately and fully vested. In the case of Restricted Performance Stock and Performance Units, all of the participant’s outstanding Awards will be deemed to have been fully earned based on the target level of performance being attained. In the case of outstanding Options or SARs, the participant may exercise these Options or SARs at any time within one year after such termination, except that an Option or SAR will not be exercisable on any date beyond the expiration date of such Option or SAR. If the participant dies after such termination, the exercisability of all outstanding Options or SARs will be treated in the same manner as that provided for a termination due to retirement (as further described below in “Termination”); and
b.if a participant is terminated for cause within 24 months following such change in control and Peoples is the surviving corporation or the Acquiror has assumed the outstanding Awards, then any outstanding Options or SARs of such participant will expire, any non-vested outstanding Restricted Stock, Restricted Performance Stock or Performance Units will be forfeited, and all rights under all such outstanding Awards will terminate immediately.
Peoples does not have the power to amend or terminate any provision regarding the effect of a change in control if any such amendment or termination would adversely affect the rights of any participant under the Fourth A&R 2006 Plan.
Tax Withholding
Peoples has the power and the right to deduct or withhold, or require a participant to remit to Peoples, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Fourth A&R 2006 Plan. With respect to withholding required upon any taxable event arising as a result of an Award granted under the Fourth A&R 2006 Plan, a participant may elect, subject to the approval of the Compensation Committee or the Peoples Board, as applicable, to satisfy the withholding requirement, in whole or in part, by having Peoples withhold common shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. The Compensation Committee or the Peoples Board, as applicable, may approve a participant’s authorization to deduct or withhold a higher level of tax withholding than the minimum statutory total tax provided that such higher withholding level would not have a negative accounting impact for Peoples.
Termination
Subject to the provisions of individual award agreements, the following summarizes the effect of various termination events on Awards to participants in the Fourth A&R 2006 Plan:
a.Termination due to death: Unless otherwise provided by the Compensation Committee or the Peoples Board, as applicable, all outstanding Options, SARs and Restricted Stock not subject to performance goals will vest and, if applicable, become exercisable; a portion of the Options, SARs and Restricted Stock subject to performance goals, determined by multiplying the number of common shares subject to such Options, SARs and Restricted Stock by a fraction, the numerator of which is the number of whole months elapsed during the performance period prior to the participant’s death, and the denominator of which is the number of months in the performance period, will immediately vest; and any SARs and any Options that are then, or become, exercisable (and have not yet been exercised) may be exercised by the participant’s personal representative at any time before the earlier of (i) one year after the participant’s death, or (ii) the expiration date of the Award.
b.Termination due to disability or retirement: Unless otherwise provided by the Compensation Committee or the Peoples Board, as applicable, all outstanding unvested Options, SARs and Restricted Stock will become fully vested and, if applicable, exercisable at the time and under the conditions, including attainment of the performance goals, as such Options, SARs and Restricted Stock would otherwise vest and become exercisable pursuant to the terms of the award agreement; and any Options and SARs that are exercisable at the time of the participant’s termination or become exercisable at that time (and have not yet been exercised) may be exercised at any time before the earlier of (i) one year after the date such Option or SAR became vested, or (ii) the expiration date of the Award. However, an Option which is intended to qualify as an Incentive Stock

Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Internal Revenue Code.
c.Termination due to any reason other than death, disability, discharge for cause, or retirement: Any outstanding Options or SARs may be exercised at any time within three months after such termination up to the number of common shares covered by the portion of such Options or SARs which is exercisable (and has not yet been exercised) at the date of such termination. However, no Option or SAR will be exercisable after the expiration date of such Option or SAR. Any other Awards that are not vested on the date of termination will immediately terminate and be of no further force or effect.
d.Termination for cause: Any Options or SARs, whether or not then exercisable, will expire and any rights thereunder will terminate immediately, and any non-vested Restricted Stock Awards will immediately be forfeited and any rights thereunder will terminate.
e.Termination due to retirement, but participant dies with one year of such retirement and before the exercise of all of the participant’s outstanding Options or SARs: Such Options or SARs may be exercised by the participant’s personal representative at any time before the earlier of (i) one year after the participant’s death or (ii) the expiration date of the Award. However, an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Internal Revenue Code.
f.Termination at any time during an applicable performance period: Awards of Performance Units will terminate for all purposes, except as may otherwise be determined by the Compensation Committee or the Board, as applicable.
g.Termination at any time following the end of an applicable performance period, but prior to full payment: Awards of Performance Units will terminate except when the termination is due to death, disability or retirement or as may otherwise be determined by the Compensation Committee or the Peoples Board, as applicable.
Adjustments
In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of Peoples, appropriate adjustments will be made by the Compensation Committee or the Peoples Board, as applicable, (or if Peoples is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Fourth A&R 2006 Plan, the number and kind of shares and the option price per share subject to outstanding Options or the exercise price per share subject to outstanding SARs or the number and kind of shares which may be issued under outstanding Restricted Stock Awards or pursuant to Awards of unrestricted common shares.
Subject to the provisions of the Fourth A&R 2006 Plan, appropriate adjustments will also be made by the Compensation Committee or the Peoples Board, as applicable, in the terms of any Awards to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. Any such adjustments made by the Compensation Committee or the Peoples Board, as applicable, will be conclusive and binding for all purposes under the Fourth A&R 2006 Plan.
All adjustments will be made consistent with the requirements of Section 409A of the Code, to the extent applicable.
Clawback
Any Award which is subject to recovery under any law, governmental regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, governmental regulation or stock exchange listing requirement (or any policy adopted by Peoples whether or not such adoption was pursuant to such law, governmental regulation or stock exchange listing requirement). The Fourth A&R 2006 Plan clarifies that Peoples may clawback gains from Awards if certain financial restatements occur.

Limitations on Transferability of Awards
During a participant’s lifetime, any Award held by the participant may be exercised only by the participant or any guardian or legal representative of the participant. In addition, Awards are not transferable except (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a final court order to which the participant is a party that is issued by a domestic relations court in connection with the participant’s divorce or legal separation.
Amendment, Suspension and Termination of the Fourth A&R 2006 Plan
The Peoples Board, in its discretion, may suspend or terminate the Fourth A&R 2006 Plan or any portion of the Fourth A&R 2006 Plan at any time and may amend the Fourth A&R 2006 Plan from time to time as needed (i) in order that any Awards thereunder conform to any change in applicable laws or regulations, or (ii) in any other respect deemed by the Peoples Board to be in the best interests of Peoples. No termination, amendment or suspension of the Fourth A&R 2006 Plan by the Peoples Board may adversely affect in any material way any outstanding Options, SARs, Restricted Stock Awards or Performance Unit Awards without the consent of the affected participant(s).
Without shareholder approval, no amendment may: (i) increase the number of common shares which may be issued under the Fourth A&R 2006 Plan (except as provided above in “Adjustments”); (ii) expand the types of awards available to participants under the Fourth A&R 2006 Plan; (iii) materially expand the class of employees and/or advisors eligible to participate in the Fourth A&R 2006 Plan; (iv) materially change the method of determining the option price of Options or the exercise price of SARs; (v) delete or limit the provisions of the Fourth A&R 2006 Plan prohibiting the repricing of Options and SARs; or (vi) extend the termination date of the Fourth A&R 2006 Plan. Additionally, to the extent that shareholder approval is required to satisfy applicable laws, regulations or standards of any stock exchange on which the Peoples common shares are listed, no such amendment may be made without the requisite approval.
The Compensation Committee or the Peoples Board, as applicable, may amend or modify any outstanding Options, SARs, Restricted Stock Awards or Performance Unit Awards in any manner to the extent that the Fourth A&R 2006 Plan has provided the initial authority to the Compensation Committee or the Peoples Board, as applicable, to grant such Awards as so modified or amended.
Item 5.07 Submission of Matters to a Vote of Security Holders
On April 27, 2023, Peoples Bancorp Inc. (“Peoples”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) with 20,507,019 (72%) of the 28,471,767 common shares outstanding and entitled to vote on the February 27, 2023 record date represented in person or by proxy.
Twelve directors of Peoples were elected to serve terms of one year each: Tara M. Abraham, S. Craig Beam, David F. Dierker, James S. Huggins, Brooke W. James, Susan D. Rector, Kevin R. Reeves, Carol A. Schneeberger, Frances A. Skinner, Dwight E. Smith, Charles W. Sulerzyski and Michael N. Vittorio.

The following is a summary of the voting results:

Nominee	For	Withheld	Broker Non-Votes
Tara M. Abraham	15,390,150	601,140	4,515,728
S. Craig Beam	15,698,442	292,848	4,515,728
David F. Dierker	15,513,682	477,608	4,515,728
James S. Huggins	15,586,956	404,334	4,515,728
Brooke W. James	15,451,867	539,423	4,515,728
Susan D. Rector	15,359,086	632,205	4,515,728
Kevin R. Reeves	15,454,693	536,597	4,515,728
Carol A. Schneeberger	15,777,426	213,864	4,515,728
Frances A. Skinner	15,687,926	303,365	4,515,728
Dwight E. Smith	15,716,446	274,844	4,515,728
Charles W. Sulerzyski	15,743,522	247,768	4,515,728
Michael N. Vittorio	15,682,707	308,583	4,515,728
Also at the Annual Meeting, Peoples' shareholders: (1) approved, in a non-binding advisory vote, the compensation of Peoples' named executive officers as disclosed in Peoples' proxy statement for the Annual Meeting; (2) approved the Peoples Bancorp Inc. Fourth Amended and Restated 2006 Equity Plan; and (3) ratified the appointment of Ernst & Young LLP as Peoples' independent registered public accounting firm for the fiscal year ending December 31, 2023. The following is a summary of the voting results:

Proposal	For	Against	Abstentions	Broker Non-Votes
Non-binding advisory vote on executive compensation	15,454,972	414,392	121,927	4,515,728

Proposal	For	Against	Abstentions	Broker Non-Votes
Approval of the Peoples Bancorp Inc. Fourth Amended and Restated 2006 Equity Plan	15,296,945	525,639	168,704	4,515,728

Proposal	For	Against	Abstentions	Broker Non-Votes
Ratification of the appointment of independent registered public accounting firm	20,106,071	279,819	121,127	—
Item 9.01     Financial Statements and Exhibits

a) - c)
Not applicable

d) Exhibits
See Index to Exhibits below.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Peoples Bancorp Inc. Fourth Amended and Restated 2006 Equity Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	May 2, 2023	By:/s/	KATIE BAILEY
Katie Bailey

Executive Vice President, Chief Financial Officer and Treasurer